Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 25, 2003 relating to the combined statement of revenues and certain expenses of the Bank of America Specifically Tailored Transaction for the year ended December 31, 2002, which appears in the Registration Statement on Form S-11 (File No. 333-104000) Amendment No. 2. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

September 10, 2004